                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999, except for the information in Notes 9 and 13 to which the date is March 26, 1999, relating to the financial statements and financial statement schedule, which appears in Eltrax Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCooper, LLP

Detroit, Michigan
December 3, 1999